Exhibit 23(a)










                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 6, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Campbell Soup Company's Annual Report on Form 10-K for the fiscal year ended July 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 22, 2001